UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2005

J.L. HALSEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Rd., Suite 205Q		19803
Wilmington, DE		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

As previously reported on Form 8-K (the “Initial 8-K”) filed with the Securities Exchange Commission on October 14, 2005, on October 11, 2005, J.L. Halsey Corporation (“we”, “us”, the “Company” or the “Registrant”) entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 3, 2005, by and among the Registrant, Commodore Resources (Nevada), Inc., a Nevada corporation and an indirect wholly-owned subsidiary of the Registrant (“Parent”), Halsey Acquisition Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Uptilt Inc., a Delaware corporation (dba “EmailLabs”) and David Sousa, in his capacity as Representative (as defined in the Merger Agreement).  Pursuant to the Merger Agreement, Merger Sub merged with and into EmailLabs, an email marketing technology company based in Menlo Park, California, with EmailLabs continuing as the surviving corporation in the merger as a direct wholly-owned subsidiary of Parent (the “Merger”).

The maximum total consideration payable to the former stockholders of EmailLabs in the Merger is approximately $23.4 million, subject to adjustment to the extent that EmailLabs’ cash at closing is less than $2,887,739.64, working capital is less than $714,606.42 and debt is greater than $0.00.  Of the $23.4 million in maximum total consideration payable, approximately $2.8 million was paid using available cash of EmailLabs on the closing date, and an additional $3.45 million is comprised of an earn-out representing a right to receive two equal earn-out payments of $1,725,000 on the first and second anniversary of the closing date if EmailLabs achieves specified revenue targets.  The Merger Agreement was filed as Exhibit 2.1 to the Registrant’s Initial Form 8-K.

This Form 8-K/A is being filed to amend the Initial 8-K to provide financial statements pursuant to Item 9.01(a) of Form 8-K and pro forma financial information pursuant to Item 9.01(b) of Form 8-K.  The information contained in this Form 8-K/A should be read in conjunction with the Initial 8-K.

Risks Factors

The following section describes risks and uncertainties that we believe may adversely affect our business, financial condition or results of operations.  The risks described below are not the only risks facing our company. Additional risks not currently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  This report, including the pro forma financial information that is included in this report, is qualified in its entirety by these risks.  This report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this report and in our Form 10-K for the fiscal year ended June 30, 2005 on file with the Securities and Exchange Commission. The market price of our common stock could decline due to any of these risks and uncertainties, or for other reasons, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

Our business is substantially dependent on the market for email marketing.

Over ninety percent (90%) of our revenues come from the email marketing market — from the licensing of software, the sale of support and maintenance contracts related to our software, and from the sale of hosted services.  The market for email marketing is relatively new and still evolving.  There is no certainty regarding how or whether this market will develop, or whether it will experience any contractions.

Seasonal trends may cause our quarterly operating results to fluctuate, which may adversely affect the market price of our common stock.

The traditional direct marketing industry has typically generated lower revenues during the summer months and higher revenues during the calendar year-end months. We believe our business may be affected by similar revenue fluctuations, but our limited operating history is insufficient to isolate and predict the magnitude of these effects. Because we may experience these effects, investors (and, possibly, securities analysts) may not be able to predict our quarterly or annual operating results. If we fail to meet expectations of securities analysts and investors, our stock price could decline.

If businesses and consumers fail to accept online direct marketing as a means to attract new customers, demand for our services may not develop and the price of our stock could decline.

The market for online direct marketing services is relatively new and rapidly evolving and our business may be harmed if sufficient demand for our services does not develop. Our current and planned services are very different from the traditional methods that many of our clients have historically used to attract new customers and maintain customer relationships.  As a result, customers and potential customers may be reticent to try new technologies and new solutions, and the demand for our services may not develop or may decline, which can cause our stock price to decline.

Our results depend on consumer use of email and the Internet.  If consumers do not continue to use email and the Internet, demand for our services may not develop and the price of our stock could decline.

Our current and planned services enable customers to use email to increase revenue and traffic from, and communication with their online audiences, customers and members. Our ability to serve these customers therefore depends on their audiences continuing to use both email and the Internet as communications media.  If consumer adoption of either technology declines, demand for our services may not develop or may decline.

The growth of the email marketing market depends on the continued growth and effectiveness of anti-spam products.

Adoption of email as a communications medium depends on the ability to prevent junk mail, or “spam”, from overwhelming a subscriber’s electronic mailbox.  In recent years, many companies have evolved to address this issue and filter unwanted messages before they reach customers’ mailboxes.  In response, spammers have become more sophisticated and have also begun using junk messages as a means for fraud.  Email protection companies in turn have evolved to address this new threat.  However, if their products fail to be effective against spam, adoption of email as a communications tool will decline, which would adversely affect the market for our services.

The online direct marketing industry is highly competitive, and if we are unable to compete effectively, the demand for, or the prices of, our services may decline.

The market for online direct marketing is highly competitive, rapidly evolving and experiencing rapid technological change. Intense competition may result in price reductions, reduced sales, gross margins and operating margins, and loss of market share. Our principal competitors include providers of online direct marketing solutions such as DoubleClick, Responsys, Experian, Silverpop, Bigfoot Interactive and InfoUSA, as well as the in-house information technology departments of our existing and prospective clients. The loss of a client due to service quality or technology problems could result in reputational harm to us and, as a result, increase the effect of competition and negatively impact our ability to attract new clients.

Many of these potential competitors have broad distribution channels and they may bundle complementary products or services. Such bundled products include but are not limited to, web analytics, data mining, customer relationship management (CRM) systems and professional services.  If we are not able to bundle complementary services or continue to expand our distribution capabilities, our results may suffer.

In addition, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and maintain our prices. In the future, we may experience competition from Internet service providers, advertising and direct marketing agencies and other large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels and these businesses could develop, market or resell a number of online direct marketing solutions. These potential competitors may also choose to enter, or have already entered, the market for online direct marketing by acquiring one of our existing competitors or by forming strategic alliances with a competitor. As a result of future competition, the demand for our services could substantially decline. Any of these occurrences could harm our ability to compete effectively.

The email security business is highly competitive, and if we are unable to compete effectively, the demand for, or the prices of, our services may decline.

Our email security business faces competition from businesses that develop their own anti-spam and other messaging security technology.  These competitors vary, from enterprise software vendors such as Oracle and SAP to online service providers who develop or bundle anti-spam, anti-virus and other messaging security technology with their other products such as Symantec and Network Associates.  We also faces competition from large enterprise network infrastructure and software vendors such as Cisco Systems and Microsoft as they diversify their product offerings.   Many of these competitors have broad distribution channels and can bundle competing products or services. This competition poses a significant risk for us.

If we fail to respond to rapidly changing technology or evolving industry standards, our products and services may become obsolete or less competitive.

The markets for our products and services are characterized by rapid technological advances, changes in client requirements, changes in protocols and evolving industry standards.  If we are unable to develop enhancements to, and new features for, our existing products and services, or develop entirely new products and services, our products and services may become obsolete, less marketable, or less competitive and our business will be harmed.  The ability to add new enhancements, new features and new services depends on several factors, including having sufficient financial, technical and human resources, and on completing such work in a timely fashion.  Failure to produce timely acceptable new features will significantly impair our ability to retain existing revenue and earn new revenue.

If we fail to market new features and migrate customers to new versions of our system, our products and services may become obsolete or less competitive.

The development of proprietary technology and service enhancements and the migration of customers to new technology entail significant technical and business risks and require substantial expenditures and lead-time. We might not be successful in marketing and supporting recently released versions of our technology and services on a timely or cost-effective basis. In addition, even if new technology and services are developed and released, they might not achieve market acceptance. Also, if we are not successful in a smooth migration of customers to new or enhanced technology and services, we could lose customers.

We face significant threats from new entrants to our business.

Barriers to entry in software markets are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute solutions.   The result could be decreased demand or pricing for our services, longer sales cycles, or a requirement to make significant incremental investments in research and development to match these entrants’ new technologies.  If any of these happens, it could cause us to suffer a decline in revenues and profitability.

The majority of our services are sold pursuant to short-term subscription agreements, and if our customers elect not to renew these agreements, our revenues may decrease.

Typically, our hosted services are sold pursuant to short-term subscription agreements, which are generally six months to one year in length, with no obligation to renew these agreements. Our renewal rates may decline due to a variety of factors, including the services and prices offered by our competitors, new technologies offered by others, consolidation in our customer base or if some of our customers cease their operations. If our renewal rates are low or decline for any reason, or if customers renew on less favorable terms, our revenues may decrease, which could adversely affect our stock price.

Defects in our products could diminish demand for our products and services and cause us to lose customers.

Because our products and services are complex, they may have errors or defects that users identify after they begin using them, which could harm our reputation and business.  In particular, our anti-spam products may identify some legitimate emails as unwanted or unsolicited spam, or we may not be able to filter out a sufficiently high percentage of unsolicited or unwanted messages sent to the email accounts of customers.  Complex software products like ours frequently contain undetected errors when first introduced or when new versions or enhancements are released.  In addition, we may be unable to respond in a prompt manner, or at all, to new methods of attacking a messaging system, such as new spamming techniques.  We have from time to time found defects in products and errors in existing products may be detected in the future.  Any such errors, defects or other performance problems could impact the perceived reliability of our products and services and hurt our reputation.  If that occurs, customers could elect not to renew or terminate their subscriptions and future sales could be lost.

If the delivery of our email messages is limited or blocked, then the amount we may be able to charge clients for producing and sending their campaigns may be reduced and clients may discontinue their use of our services.

Internet service providers are able to block messages from reaching their users. Recent releases of Internet service provider software and the implementation of stringent new policies by Internet service providers make it more difficult to deliver emails on behalf of customers. We continually improve our own technology and work with Internet service providers to improve our ability to successfully deliver emails. However, if Internet service providers materially limit or halt the delivery of our emails, or if we fail to deliver emails in such a way as to be compatible with these companies’ email handling or authentication technologies, then the amount we may be able to charge clients for producing and sending their online direct marketing campaigns may be reduced and clients may discontinue their use of our services.  In addition, the effectiveness of email marketing may decrease as a result of increased customer resistance to email marketing in general.

Our facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our ability to execute clients’ online direct marketing campaigns.

 We depend on the efficient and uninterrupted operations of our data centers and hardware systems. The data centers and hardware systems are located in California, an area susceptible to earthquakes. The data centers and hardware systems are also vulnerable to damage from fire, floods, power loss, telecommunications failures, and similar events. If any of these events results in damage to our data centers or systems, we may be unable to execute clients’ hosted online direct marketing campaigns until the damage is repaired, and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

System failures could reduce the attractiveness of our service offerings.

We provide email marketing and delivery services to our clients and end-users through our proprietary technology and client management systems. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients. We have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time. Any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause some clients to purchase services offered by our competitors. In addition, frequent systems failures could harm our reputation.  Some factors that could lead to interruptions in customer service include:  operator negligence, improper operation by, or supervision of, employees, physical and electronic break-ins, misappropriation, computer viruses and similar events, power loss, computer systems failures, and Internet and telecommunications failures. We do not carry sufficient business interruption insurance to fully compensate us for losses that may occur.

If we are unable to safeguard the confidential information in our data warehouse, our reputation may be harmed and we may be exposed to liability.

We currently store confidential customer information in a secure data warehouse owned by a third party. We cannot be certain, however, that we will be able to prevent unauthorized individuals from gaining access to this data warehouse. If any compromise or breach of security were to occur, it could harm our reputation and expose us to possible liability. Any unauthorized access to our servers could result in the misappropriation of confidential customer information or cause interruptions in our services. It is also possible that one of our employees could attempt to misuse confidential customer information, exposing us to liability. In addition, our reputation may be harmed if we lose customer information maintained in our data warehouse due to systems interruptions or other reasons.

If we are unable to protect our intellectual property or if third parties develop superior intellectual property, third parties could use our intellectual property without our consent and prevent us from using their technology.

Our ability to successfully compete is substantially dependent upon internally developed technology and intellectual property, which we protect through a combination of patent, copyright, trade secret and trademark law, as well as contractual obligations. We may not be able to protect our proprietary rights. Unauthorized parties may attempt to obtain and use our proprietary information. Policing unauthorized use of our proprietary information is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

We are one of several companies rapidly building new technologies in this industry.  It is possible that a third party could be awarded a patent that applies to some portion of our business.  If this occurs, we may be required to incur substantial legal fees, cease using the technology or pay significant licensing fees for such use.

We rely upon third parties for technology that is critical to our products, and if we are unable to continue to use this technology and future technology, our ability to sell or continue to support subscriptions to our products and services would be limited and our operating results could be harmed.

We rely on non-exclusive software license rights from third parties in technologies that are incorporated into and necessary for the operation and functionality of our products. Our licenses often require the payment of royalties or other consideration to third parties. Our success will depend in part on our continued ability to have access to these technologies, and we do not know whether these third-party technologies will continue to be licensed to us on commercially reasonable terms or at all. Our loss of license to, or the inability to support, maintain and enhance, software products we license from third parties could result in our customers having to upgrade their Lyris or EmailLabs products. In addition, a loss of license from third parties could lead to increased costs and delays or reductions in our product development, sales and support until we are able to develop functionally equivalent software or identify and obtain licenses to alternative third party software with comparable functionality, which we may be unable to do. As a result, our margins, market share and operating results could be significantly harmed. If any of these events occurs, our business and operating results could be harmed.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or expensive licenses, and our business may be harmed.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. If a third party successfully asserts a claim that we are infringing their proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all. Because currently pending patent applications are not publicly available for certain periods of time, we cannot anticipate all such claims or know with certainty whether our technology infringes the intellectual property rights of third parties.  As a general matter, we do not search patent office files for patents or patent applications that we may possibly infringe.

From time to time we may be named as a defendant in lawsuits claiming that we have, in some way, violated the intellectual property rights of others. Existing lawsuits in this area, as well as any future assertions or prosecutions of claims like these, could require us to expend significant financial and managerial resources. The defense of any claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product enhancement delays or require that we develop non-infringing technology or enter into royalty or licensing agreements.

We expect that the number of infringement claims in our market will increase as the number of services and competitors in our industry grows. These claims, whether or not successful, could:

•      divert management’s attention;

•     result in costly and time-consuming litigation;

•                  require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all; or

•     require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling in any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time.

Activities of clients could damage our reputation or give rise to legal claims against us.

Clients’ promotion of their products and services may not comply with federal, state and local laws. We cannot predict whether our role in facilitating these marketing activities would expose us to liability under these laws. Any claims made against us could be costly and time-consuming to defend. If we are exposed to this kind of liability, we could be required to pay fines or penalties, redesign business methods, discontinue some services or otherwise expend resources to avoid liability.

Our services involve the transmission of information through the Internet. These services could be used to transmit harmful applications, negative messages, unauthorized reproduction of copyrighted material, inaccurate data or computer viruses to end-users in the course of delivery. Any transmission of this kind could damage our reputation or could give rise to legal claims against us. We could spend a significant amount of time and money defending against these legal claims.

New regulation of, and uncertainties regarding the application of existing laws and regulations to, online direct marketing and the Internet could prohibit, limit or increase the cost of,  our business.

In December 2003, Congress enacted the CAN-SPAM Act of 2003, legislation that regulates the sending of commercial email.  This legislation pre-empts state laws regulating commercial email.  The effect of this legislation on marketers is difficult to predict.  We cannot assure you that this or future legislation regarding commercial email will not harm our business.  In addition, many states have passed laws that are significantly more punitive and harder to comply with than CAN-SPAM, particularly Utah and Michigan.  It is not clear to what extent these state laws will in fact be preempted by CAN-SPAM.

Our business could be negatively impacted by new laws or regulations applicable to online direct marketing or the Internet or the application of existing laws and regulations to online direct marketing or the Internet. There is a growing body of laws and regulations applicable to access to, or commerce on, the Internet. Moreover, the applicability to the Internet of existing laws is uncertain and may take years to resolve. Due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted covering issues such as privacy, pricing, content, copyrights, distribution, taxation, antitrust, characteristics and quality of services and consumer protection. The adoption of any additional laws or regulations may impair the growth of the Internet or online direct marketing, which could, in turn, decrease the demand for our services and prohibit, limit or increase the cost of our doing business.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses. We also may enter into relationships with other businesses in order to expand our service offerings, which could involve preferred or exclusive licenses, additional channels of distribution or discount pricing or investments in other companies.

An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us, and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all. In connection with one or more of those transactions, we may:

•      issue additional equity securities that would dilute our stockholders;

•     use cash that we may need in the future to operate our business;

•     incur debt on terms unfavorable to us or that we are unable to repay;

•     incur large charges or substantial liabilities;

•                  encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures; and

•     become subject to adverse tax consequences, substantial depreciation or deferred compensation charges.

Failure to properly manage and sustain our expansion efforts could strain our management and other resources.

Our ability to successfully offer services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We may try to rapidly and significantly expand the depth and breadth of our service offerings. Failure to properly manage this expansion could place a significant strain on our managerial, operational and financial resources. To manage expansion, we are required to continually:

•                  improve existing and implement new operational, financial and management controls, reporting systems and procedures;

•                  install new management information systems; and

•                  train, motivate, retain and manage our employees.

We may be unable to install management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may be inadequate to support our operations.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth.

To continue to execute our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for engineers with high levels of experience in designing and developing software and Internet-related services. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the stock options they are to receive in connection with their employment. Volatility in the price of our stock may, therefore, adversely affect our ability to attract or retain key employees. Furthermore, the new requirement to expense stock options may discourage us from granting the size or type of stock options awards that job candidates require to join our company. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

Any failure to adequately expand our direct sales force will impede our growth.

We expect to be substantially dependent on our direct sales force to obtain new customers and to manage our customer relationships. We believe that there is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel. New hires require significant training and may, in some cases, take more than a year before they achieve full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive sales personnel, sales of our service will suffer.

If we fail to develop our brands cost-effectively, our business may suffer.

We believe that developing and maintaining awareness of the Lyris and EmailLabs brands in a cost-effective manner is critical to achieving widespread acceptance of our current and future services and is an important element in attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brands will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

Widespread blocking or erasing of cookies or limitations on our ability to use cookies may impede our ability to collect information with our technology and reduce the value of that data.

Our technology currently uses cookies, which are small files of information placed on an Internet user’s computer, to collect information about the user’s visits to the websites of our customers. Third-party software and our own technology make it easy for users to block or delete our cookies. Several software programs, sometimes marketed as ad-ware or spyware detectors, block our cookies by default or prompt users to delete or block our cookies. If a large proportion, such as a majority, of users delete or block our cookies, this could undermine the value of the data that we collect for our customers and could negatively impact our ability to deliver accurate reports to our customers, which would harm our business.

Changes in web browsers may also encourage users to block our cookies. Microsoft, for example, frequently modifies its Internet Explorer web browser. Some modifications by Microsoft could substantially impair our ability to use cookies for data collection purposes. If that happens and we are unable to adapt our technology and practices adequately in response to changes in Microsoft’s technology, then the value of our services will be substantially impaired. Additionally, other technologies could be developed that impede the operation of our services. These developments could prevent us from providing our services to our customers or reduce the value of our services.

In addition, laws regulating the use of cookies by us and our customers could also prevent us from providing our services to our customers or require us to employ alternative technology. A European Union Directive currently being implemented by member countries requires us to tell users about cookies placed on their computers, describe how we and our customers will use the information collected and offer users the right to refuse a cookie. Although no European country currently requires consent prior to delivery of a cookie, one or more European countries may do so in the future. If we were required to obtain consent before delivering a cookie or if the use or effectiveness of cookies is limited, we would be required to switch to alternative technologies to collect user profile information, which may not be done on a timely basis, at a reasonable cost, or at all.

We may not realize expected benefits from our acquisition of Lyris and EmailLabs.

We expect our acquisitions of Lyris and EmailLabs to result in additional net revenues for the Company.  Achieving the benefits of these acquisitions will depend in part on our successful integration of their operations and personnel, and our demonstration to customers that the acquisitions will not result in adverse changes in client service standards.

With respect to the integration of personnel, despite our efforts to retain the key employees of Lyris and EmailLabs, we may not be successful, as competition for qualified management and technical employees in our industry is intense.  We may also be perceived to have a different corporate culture and these key employees may not want to work for a larger, publicly-traded company.  In addition, competitors may recruit these key employees during the integration process.  As a result, these key employees could leave with little or no prior notice, which could impede the integration process and harm our business, financial condition and operating results.  In connection with these acquisitions certain key employees have entered into employment agreements or consulting and non-competition agreements that will restrict their ability to compete with us if they leave or at the conclusion of their consulting term. We cannot assure you of the enforceability of these non-competition agreements or that these employees or consultants will continue to work with us under their employment or consulting agreements.

Lyris and EmailLabs are relatively young companies with limited histories of operating results.

Lyris and EmailLabs are both relatively young companies with no long-term history of developing their internal management and administration processes.  If either cannot continue to develop these internal processes, its long-term results may suffer.

We may need to raise additional capital to achieve our business objectives, which could result in dilution to existing investors or increase our debt obligations.

We may require additional capital to fund our business. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our client base, the growth of sales and marketing, and the level of our expansion by acquisition.  Additional financing may not be available when needed, on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities, or respond to competitive pressures, which would harm our operating results and adversely affect our ability to sustain profitability.

Risks related to our Company and Investment in our Common Stock

Internet-related stock prices are especially volatile and this volatility may depress our stock price or cause it to fluctuate significantly.

The stock market and the trading prices of Internet-related companies in particular, have been notably volatile. This volatility is likely to continue in the short-term and is not necessarily related to the operating performance of affected companies. This broad market and industry volatility could significantly reduce the price of our common stock at any time, without regard to our operating performance. Factors that could cause our stock price in particular to fluctuate include, but are not limited to:

•      actual or anticipated variations in quarterly operating results;

•     announcements of technological innovations by others or us;

•     acceptance by consumers of technologies of companies other than us;

•     the ability to sign new clients and the retention of existing clients;

•     new products or services that we offer;

•     competitive developments including new products or services, or new relationships by our competitors;

•     changes that affect our clients or the viability of their product lines;

•     changes in financial estimates by securities analysts;

•     conditions or trends in the Internet and online commerce industries;

•     global unrest and terrorist activities;

•                  changes in the economic performance and/or market valuations of other Internet or online e-commerce companies;

•     required changes in generally accepted accounting principles and disclosures;

•                  our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments or results of operations or other developments related to those acquisitions;

•     additions or departures of key personnel; and

•     sales or other transactions involving our common stock.

Our executive officers and directors have control over our affairs.

As of September 30, 2005, our executive officers and directors and entities affiliated with them beneficially own, in the aggregate, approximately 39% of our common stock.  As a group they will likely be able to control our business. These stockholders will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change of control or impeding a merger or consolidation, takeover or other business combination.

We are a small company without securities analyst coverage at the present time and there is limited trading of our stock.

Trading markets for common stock rely in part on the research and reports that industry or financial analysts would publish about us or our business. Currently, no securities analysts cover our stock.  As a result, we lack visibility in the market.  In addition, if one or more analysts does initiate coverage with an unattractive rating, our stock price would likely decline rapidly.  There is also little liquidity in the trading of our stock and therefore it may be more difficult for investors to sell common stock in our company.  Sales of large blocks of stock may have a significantly greater negative impact because of the lack of liquidity.

The stock transfer restrictions implemented in the merger of NAHC, Inc. and J. L. Halsey Corporation may delay or prevent takeover bids by third parties and may delay or frustrate any attempt by stockholders to replace or remove the current management.

The shares of common stock issued by us in the merger are subject to the transfer restrictions that, in general, prevent any individual stockholder or group of stockholders from acquiring in excess of 5% of our outstanding common stock. The types of acquisition transactions that we may undertake therefore will be limited unless the board of directors waives the transfer restrictions. The transfer restrictions also may make it more difficult for stockholders to replace current management because no single stockholder may cast votes for more than 5% of our outstanding shares of common stock, unless that stockholder held more than 5% of our common stock before the merger.

The Company may not be able to realize the benefits of our NOL carryforwards.

Our ability to use our potential tax benefits in future years will depend upon the amount of our otherwise taxable income. If Lyris and EmailLabs generate insufficient taxable income in future years, the NOLs will not be needed or used and therefore will provide no benefit to us. If we experience a change of ownership within the meaning of Section 382 of the Internal Revenue Code, we will not be able to realize the benefit of its net operating loss, capital loss and tax credit carryforwards.

There are uncertainties related to legacy assets and liabilities.

We continue to manage a relatively small number of legacy assets and liabilities remaining from the period prior to the sale of its operating businesses in 1999.   These remaining legacy assets consist of restricted cash, old receivables that are the subject of litigation or arbitration, and appeals of Medicare related claims.  We have established significant reserves against these assets because of the uncertainty regarding their collectability.

We are defending one remaining lawsuit against us. Our management believes that we should prevail in this case.  However, there is uncertainty and cost related to the claims.   The outcome of this matter is not possible to predict and the current reserves include only estimates of the costs of litigating, but do not reflect the possibility of a settlement, an adverse ruling or a judgment against us.

Provisions in our certificate of incorporation and bylaws might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change of control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

•                  establish a classified board of directors so that not all members of our board are elected at one time;

•                  provide that directors may only be removed “for cause” and only with the approval of 66 2/3% of our stockholders;

•                  require super-majority voting to amend some provisions in our amended and restated certificate of incorporation;

•                  authorize the issuance of “blank check” preferred stock that our board of directors could issue to increase the   number of outstanding shares to discourage a takeover attempt;

•                  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws; and

•                  establish advance notice requirements for nominations for elections to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

We will incur significant costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that Lyris and EmailLabs did not incur as private companies. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission, require changes in corporate governance practices of public companies. We expect these new rules and regulations to significantly increase our legal and financial costs.

New accounting standards or interpretations of existing accounting standards could adversely affect our operating results.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

For example, we recognize software license revenue in accordance with Statement of Position, or SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Software Revenue Recognition with Respect to Certain Transactions. The American Institute of Certified Public Accountants and the SEC continue to issue interpretations and guidance for applying the relevant accounting standards to a wide range of sales contract terms and business arrangements that are prevalent in software licensing arrangements. As a result of future interpretations or applications of existing accounting standards, including SOP 97-2 and SOP 98-9, by regulators or our internal or independent accountants, we could be required to delay revenue recognition into future periods, which would adversely affect our operating results.

Certain factors have in the past and may in the future cause us to defer recognition for license fees beyond delivery. Because of these factors and other specific requirements under accounting principles generally accepted in the United States for software revenue recognition, we must have very precise terms in our software arrangements in order to recognize revenue when we initially deliver software or perform services. Negotiation of mutually acceptable terms and conditions can extend our sales cycle, and we may accept terms and conditions that do not permit revenue recognition at the time of delivery.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, Accounting Changes and Error Corrections.  SFAS No. 154 establishes new standards on accounting for changes in accounting principles.  Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so.  SFAS No. 143 supersedes Accounting Principles Bulletin (APB) Opinion 2, Accounting for Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, though it carries forward the guidance of those pronouncements with respect to amounting for changes in estimates, changes in the reporting entity, and error corrections.  This statement is effective for accounting changes and effort corrections made in years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.  The Company does not expect adoption of SFAS No. 154 to have a material impact on the Company’s financial statements.

In March 2005, the SEC issued SAB No. 107 which offers guidance on SFAS No. 123(R).  SAB No. 107 was issued to assist preparers by simplifying some of the implementation challenges of SFAS No. 123(R) while enhancing the information that investors receive.  SAB No. 107 creates a framework that is premised on two overarching themes: (a) considerable judgment will be required by preparers to successfully implement SFAS No. 123(R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee stock options.  Key topics covered by SAB No. 107 include valuation models, expected volatility and expected term.  The Company expects to apply the principles of SAB No. 107 in conjunction with the adoption of SFAS No. 123(R).

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment.  SFAS No. 123 (R) replaces SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25.  Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123 for fair value. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and prohibits pro forma disclosure as an alternative to financial statement recognition.  SFAS No. 123(R) is effective for the Company beginning in the first quarter of fiscal 2006.  The Company expects the adoption of SFAS 123(R) to have an impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153 Exchange of Non-monetary Assets—An Amendment of APB Opinion No. 29.  The provisions of this statement are effective for non monetary asset exchanges occurring in periods beginning after June 15, 2005.  This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity.  The adoption of SFAS No. 153 did not have an impact on the Company’s consolidated financial statements.

In November 2004, FASB issued SFAS No. 151, Inventory Costs that amends the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, Inventory Pricing, (ARB No. 43) to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  In addition, this statement requires that an allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  SFAS No. 151 is effective for inventory costs incurred during years beginning after June 15, 2005.  The adoption of SFAS No. 151 did not have an impact on the Company’s consolidated financial statements.

In July 2002, The Public Company Accounting Reform and Investor Protection Act of 2002 (the Sarbanes-Oxley Act) was enacted.  Section 404 of the Sarbanes-Oxley Act stipulates that public companies must take responsibility for maintaining an effective system of internal control.  The act requires public companies to report on the effectiveness of their control over financial reporting and obtain an attestation report from their independent registered public accounting firm about management’s report.  The act requires most public companies (accelerated filers) to report on the company’s internal control over financial reporting for years ending on or after November 15, 2004.  Other public companies (non-accelerated filers) must begin to comply with the new requirements related to internal control over financial reporting for their first year ending on or after July 15, 2007 under the latest extension granted by the SEC.  J.L. Halsey Corporation is a non-accelerated filer and therefore expects to comply with the regulations of Section 404 for its reporting period ending June 30, 2008 unless the Company’s filing status changes or the rules governing companies of Halsey’s size change.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

In this Form 8-K the Registrant is providing the following financial information:

•                  Audited balance sheet of EmailLabs as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2004 and 2003.

•                  Unaudited balance sheet of EmailLabs as of September 30, 2005 and unaudited statements of operations and cash flows for the nine months ended September 30, 2005 and 2004 and changes in stockholders’ equity for the nine months ended September 30, 2005.

 (b) Pro forma financial information.

Pro forma financial information reflecting the acquisition of EmailLabs by an indirect wholly-owned subsidiary of the Registrant as required pursuant to Article 11 of Regulation S-X is set forth below.

(d) Exhibits

The following exhibits are furnished as part of this report:

23.1                   Consent of Burr, Pilger & Mayer LLP dated December 27, 2005.

99.1                   EmailLabs Audited Financial Statements for the years ended December 31, 2004 and

2003.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)                                  The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisition of EmailLabs by Commodore Resources (Nevada), Inc., an indirect wholly-owned subsidiary of J.L. Halsey Corporation, as described above under Item 8.01.

In this unaudited pro forma condensed combined financial information, J.L. Halsey Corporation is referred to as ‘‘we”, “us”, ‘‘Halsey” or the ‘‘Company.’’

The preparation of the unaudited pro forma condensed combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses.  Actual results could differ from those estimates.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of Halsey would have been had the transactions occurred on the respective dates assumed nor is it necessarily indicative of Halsey’s future operating results or consolidated financial position. Nevertheless, the pro forma adjustments reflected in the accompanying unaudited pro forma financial information reflect estimates and assumptions made by Halsey’s management that it believes to be reasonable.

The following unaudited pro forma condensed combined balance sheets at June 30, 2005 and September 30, 2005 are presented as if these transactions had been completed as of the balance sheet date. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2005 and the three months ended September 30, 2005 are presented as if the transactions had been completed on July 1, 2004, the beginning of Halsey’s fiscal year 2005.

Halsey’s acquisition of EmailLabs will be accounted for using the purchase method of accounting, as further described in Note 1 to the Unaudited Pro Forma Condensed Combined Financial Information. Accordingly, the acquired tangible and intangible assets and liabilities assumed will be recorded at their estimated fair values as of the date of the acquisition and results of operations will be combined from the acquisition date forward.  Management has analyzed all tangible assets and has concluded that the book value of such assets approximates fair value. Additionally, management has completed a preliminary assessment of the fair values of the acquired intangible asset and has recorded an adjustment in the pro forma financial statements to record the intangible assets at fair value.

Our fiscal year ends on June 30 of each year and EmailLabs’ fiscal year ends on December 31 of each year. Halsey’s information was derived from its audited financial statements as of and for the year ended June 30, 2005 and from its unaudited financial statements for the three months ended September 30, 2005.  The June 30, 2005 audited financial statements are included in Halsey’s Annual Report on Form 10-K, filed with the SEC on September 28, 2005. The financial statements for the three month period ended September 30, 2005 are included in Halsey’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2005 and includes amounts for Halsey and Lyris. We have prepared financial statements for EmailLabs for the twelve months ended June 30, 2005 and the three months ended September 30, 2005 to be consistent with Halsey’s year end of June 30. The June 30, 2005 financial statements assume that all stock options that were exercised as part of the acquisition were exercised as of July 1, 2004.  An audited balance sheet of EmailLabs as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders’ equity and cash flow of EmailLabs for the years ended December 31, 2004 and 2003 are included as an exhibit to this form 8-K.  The unaudited pro forma condensed combined financial information should be read together with Halsey’s and EmailLabs’ historical financial statements.

It is important for investors to note that the pro forma statements set forth below reflect only the most recent of the Company’s two acquisitions on a pro forma basis.  In May of 2005, the Company acquired Lyris Technologies Inc.  The statements set forth below reflect the inclusion of only approximately 50 days of actual Lyris operating results (May 11, 2005 through June 30, 2005) and does not include any pro forma results from Lyris.  In other words, the pro forma statements for the period ended June 30, 2005 set forth below include results for the combination of Halsey and EmailLabs on a pro forma basis — as though the acquisition of EmailLabs by Halsey had taken place on July 1, 2004 but do not include results on a pro forma basis for the Lyris acquisition done in May 2005.  Halsey filed with the SEC on July 26, 2005 pro forma results for the Lyris acquisition including, for example, a statement of operations for the year ended June 30, 2005 as though Halsey had bought Lyris on July 1, 2004, the beginning of the June 30, 2005 fiscal year.  The statements set forth below for the period ended September 30, 2005, include results for Halsey that include three months of actual results from Lyris as well as pro forma results from EmailLabs.

J.L. HALSEY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2005

			Pro forma adjustments (Note 2)		Pro forma
	Historical
	Halsey	EmailLabs

ASSETS
Current assets
Cash and cash equivalents	$3,101,511	$2,438,214	$(4,649,445	) [A][F]	$890,280
Accounts receivable	1,878,343	1,310,807	—		3,189,150
Deferred income taxes	94,663	91,000	—		185,663
Prepaid expenses	231,250	115,293	—		346,543
Income tax receivable	—	62,362	—		62,362
Prepaid expenses related to discontinued operations	269,975	—	—		269,975
Deferred financing fees	—	—	89,433	[I]	89,433

Total current assets	5,575,742	4,017,676	(4,560,012)		5,033,406

Restricted cash related to discontinued operations	2,234,383	—	—		2,234,383
Fixed assets, net	550,992	621,684	—		1,172,676
Other assets, non-current	—	93,892	—		93,892
Intangible assets, net	12,713,750	—	8,222,000	[B]	20,935,750
Goodwill	17,748,540	—	8,322,019	[C]	26,070,559

Total assets	$38,823,407	$4,733,252	$11,984,007		$55,540,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,093,146	$430,789	$—		$1,523,935
Accrued expenses remaining from discontinued operations	3,112,781	—	—		3,112,781
Deferred revenue	1,687,556	320,845	—		2,008,401
Bank debt – current portion	—	—	3,000,000	[E]	3,000,000
Earnout payable	—	—	2,225,000	[J]	2,225,000
Income tax payable	76,781	—	300,170	[D]	376,951

Total current liabilities	5,970,264	751,634	5,525,170		12,247,068

Deferred income taxes	94,663	—	—		94,663
Note payable	5,600,000	—	—		5,600,000
Accrued interest payable	76,712	—	—		76,712
Bank debt	—	—	12,500,000	[E]	12,500,000

Total liabilities	11,741,639	751,634	18,025,170		30,518,443

Stockholders’ equity:	27,081,768	3,981,618	(6,041,163	) [G]	25,022,223

Total liabilities and stockholders’ equity	$38,823,407	$4,733,252	$11,984,007		$55,540,666

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2005

	Historical		Pro forma adjustments (Note 2)		Pro forma
	Halsey	EMailLabs

ASSETS
Current assets
Cash and cash equivalents	$4,420,553	$2,888,010	$(5,837,062	) [A][F]	$1,471,501
Accounts receivable	1,576,020	1,431,997	—		3,008,017
Deferred income taxes	127,882	64,000	—		191,882
Prepaid expenses	237,945	89,687	—		327,632
Prepaid expenses related to discontinued operations	255,812	—	—		255,812
Deferred acquisition costs	139,884	—	(139,884	) [A]	—
Deferred financing fees	25,000	—	58,843	[I]	83,843

Total current assets	6,783,096	4,473,694	(5,918,103)		5,338,687

Restricted cash related to discontinued operations	1,641,448	—	—		1,641,448
Fixed assets, net	556,808	676,819	—		1,233,627
Other assets, non current		93,892	—		93,892
Intangible assets, net	12,322,250	—	7,855,000	[B]	20,177,250
Goodwill	17,748,540	—	8,215,715	[C]	25,964,255

Total assets	$39,052,142	$5,244,405	$10,152,612		$54,449,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$935,496	$517,434	$—		$1,452,930
Accrued expenses remaining from discontinued operations	2,649,144	—	—		2,649,144
Deferred revenue	1,771,084	300,092	—		2,071,176
Bank debt – current portion	—	—	3,291,667	[E]	3,291,667
Earnout payable	—	—	2,225,000	[J]	2,225,000
Income tax payable	123,000	36,957	85,105	[D]	245,062

Total current liabilities	5,478,724	854,483	5,601,772		11,934,979

Deferred income taxes	94,663	—	—		94,663
Note payable	5,600,000	—	—		5,600,000
Accrued interest payable	217,863	—	—		217,863
Bank debt	—	—	11,458,333	[E]	11,458,333

Total liabilities	11,391,250	854,483	17,060,105		29,305,838

Stockholders’ equity:	27,660,892	4,389,922	(6,907,493	) [G]	25,143,321

Total liabilities and stockholders’ equity	$39,052,142	$5,244,405	$10,152,612		$54,449,159

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

UNAUDITED  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2005

	Historical		Pro forma Adjustments (Note 2)		Pro forma
	Halsey	EMailLabs

Revenues	$2,207,099	$7,400,284	$—		$9,607,383

Cost of revenue	343,691	819,245	—		1,162,936
Amortization of intangibles	103,225	—	816,000	[H]	919,225

Gross profit	1,760,183	6,581,039	(816,000)		7,525,222

Operating expenses:
General and administrative	2,223,179	1,064,054	—		3,287,233
Sales & marketing	290,542	2,496,276	—		2,786,818
Research & development	—	582,394	—		582,394
Amortization of intangibles	94,412	—	652,000	[H]	746,412

Total operating expenses	2,608,133	4,142,724	652,000		7,402,857

Income (loss) from operations	(847,950)	2,438,315	(1,468,000)		122,365

Other income (expense)
Interest income	490,170	23,592	—		513,762
Interest expense	(76,712)	—	(1,285,017	) [F]	(1,361,729)
Other expense	—	—	(22,358	) [I]	(22,358)

Total other income (expense)	413,458	23,592	(1,307,375)		(870,325)

Income (loss) from continuing operations	(434,492)	2,461,907	(2,775,375)		(747,960)

Gain (loss) on disposal of discontinued operations	281,030	—	—		281,030

Net income (loss) before taxes	(153,462)	2,461,907	(2,775,375)		(466,930)

Income tax (expense) benefit	(76,781)	(1,016,000)	715,830	[D]	(376,951)

Net income (loss)	$(230,243)	$1,445,907	$(2,059,545)		$(843,881)

Income (loss) from continuing operations per common share:
Basic	$(0.01)				$(0.01)
Diluted	$(0.01)				$(0.01)

Net income (loss) per common share:
Basic	$(0.00)				$(0.01)
Diluted	$(0.00)				$(0.01)

Weighted average common shares outstanding:
Basic	82,296,880				82,296,880

Diluted	82,296,880				82,296,880

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

UNAUDITED  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005

	Historical		Proforma Adjustments (Note 2)		Pro forma
	Halsey	EMailLabs

Revenues	$3,526,721	$2,345,390	$—		$5,872,111

Cost of revenue	783,347	357,756	—		1,141,103
Amortization of intangibles	204,999	—	204,000	[H]	408,999

Gross Profit	2,538,375	1,987,634	(204,000)		4,322,009

Operating expenses:
General and administrative	1,344,886	395,344	—		1,740,230
Sales & marketing	375,840	707,575	—		1,083,415
Research & development	—	193,333	—		193,333
Amortization of intangibles	186,501	—	163,000	[H]	349,501

Total operating expenses	1,907,227	1,296,252	163,000		3,366,479

Income (loss) from operations	631,148	691,382	(367,000)		955,530

Other income (expense)
Interest income	29,132	15,574	—		44,706
Interest expense	(141,151)	—	(302,331	) [F]	(443,482)
Other expense	—	—	(5,590	) [I]	(5,590)

Total other income (expense)	(112,019)	15,574	(307,921)		(404,366)

Income (loss) from continuing operations	519,129	706,956	(674,921)		551,164

Gain (loss) on disposal of discontinued operations	130,125	—	—		130,125

Net income (loss) before taxes	649,254	706,956	(674,921)		681,289

Income tax (expense) benefit	(123,000)	(302,000)	216,895	[D]	(208,105)

Net income (loss)	$526,254	$404,956	$(458,026)		$473,184

Income (loss) from continuing operations per common share:
Basic	$0.01				$0.01
Diluted	$0.01				$0.01

Net income (loss) per common share:
Basic	$0.01				$0.01
Diluted	$0.01				$0.01

Weighted average common shares outstanding:
Basic	82,966,396				82,966,396

Diluted	86,118,412				86,118,412

See notes to the unaudited pro forma condensed combined financial information.

J.L. HALSEY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

Note 1 – Purchase Price Allocation

The following table outlines the preliminary purchase allocation for the acquisition of EmailLabs by Halsey:

Purchase price:
Cash consideration, net of cash held by EmailLabs	$16,664,152
Earnouts to be paid in future years	3,450,000
Amount held in Escrow	500,000
Acquisition costs	363,485

Total Purchase Price	$20,977,637

Less: estimated fair value of intangible assets acquired:
Trade names	$2,350,000
Customer relationships	3,260,000
Technology	4,080,000

Total estimated value of intangible assets	$9,690,000

Estimated goodwill resulting from acquisition	$11,287,637

The final allocation of the purchase price will be determined upon completion of a final analysis to determine the fair values of EmailLabs’ tangible and intangible assets and liabilities.  Accordingly, the final purchase accounting adjustments may differ from the pro forma adjustments presented in this document.  Increases or decreases in the fair value of EmailLabs’ net assets, commitments, contracts or other items may change the amount of the purchase price allocated to goodwill.

Note 2 – Pro Forma Adjustments

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are as follows:

[A]

Adjustment represents the estimated cash consideration that will have been paid by Halsey for EmailLabs including acquisition expenses of $363,485, debt principal payments, interest payments and the payment of the first earnout of $1,725,000 as of June 30, 2005. The Company has not included the second earnout of $1,725,000 as a reduction to cash since this amount is not expected to be paid until the end of the second year after acquisition.

[B]

Amount represents the adjustment required to record the acquired intangible assets at fair value less estimated amortization expense of $1,468,000 for the year ended June 30, 2005 and $367,000 for the three months ended September 30, 2005. The Company has recorded $816,000 and $204,000, respectively of the total amortization expense as a component of cost of revenue in the statement of operations. Management has completed a preliminary assessment of the fair values of the acquired intangible asset and has recorded an adjustment in the pro forma financial statements to record the intangible assets at fair value based on this preliminary assessment.

[C]	Adjustment represents the amount necessary to record the goodwill based on the preliminary purchase price allocation.

[D]

Adjustment represents the federal tax provision for each period indicated above. Since the combined companies will benefit from Halsey’s federal tax net operating loss of approximately $182 million, the federal tax provision was adjusted to a tax rate of 2%. This rate represents the estimated federal tax rate to be charged to the company under the current Federal alternative minimum tax rules. EmailLabs recorded a California state tax provision at a rate of 9% of its net income.

[E]	Adjustment represents the net amount of the executed Comerica loan as a result of the EmailLabs acquisition.

[F]	Adjustment represents the amount of interest expense paid on the executed Comerica loan as a result of the EmailLabs acquisition.

[G]	Adjustment represents the elimination of EmailLabs’ stockholders’ equity as a result of the acquisition and the net effect of adjustments recorded in the statement of operations.

[H]	Amount represents the incremental amortization expense arising on the intangible assets as a result of the fair value adjustments.

[I]	Amount represents amortization of deferred financing fees.

[J]	Amount represents earnout payable at June 30 and September 30, 2005.

EXHIBIT INDEX

Exhibit No.	Exhibit

23.1	Consent of Burr, Pilger & Mayer LLP dated December 27, 2005.

99.1	EmailLabs’ Audited Financial Statements for the years ended December 31, 2004 and
December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.L. HALSEY CORPORATION

Date: December 27, 2005	By:	/s/ Joseph Lambert
Joseph Lambert
Principal Accounting Officer